UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

The AZEK Company Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street 350 Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 275-2935

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2023, The AZEK Company Inc. (the “Company”) announced that Peter Clifford has been appointed Chief Operations Officer. Mr. Clifford will also continue to serve as the Company’s Senior Vice President and Chief Financial Officer. The Company also announced that Randy Herth has been appointed as Vice President, Chief Accounting Officer and Treasurer. In his capacity as the Company’s Chief Financial Officer, Mr. Clifford will continue to be the Company’s “principal financial officer,” and, in his capacity as Chief Accounting Officer, Mr. Herth will take over from Mr. Clifford as the Company’s “principal accounting officer.” Each of Mr. Clifford and Mr. Herth’s promotions are effective as of October 1, 2023.

Mr. Clifford, 53, joined the Company as Senior Vice President and Chief Financial Officer in August 2021. Prior to joining the Company, Mr. Clifford served as President and Chief Operating Officer from May 2019 to August 2021, and as Chief Financial Officer from March 2015 to May 2019, of Cantel Medical Corp., a healthcare company that was publicly traded until its acquisition by STERIS plc in June 2021. Before joining Cantel Medical Corp., Mr. Clifford served as Chief Financial Officer – Health & Science Technologies & Fluid Metering Technology Divisions of IDEX Corporation. Mr. Clifford also worked in various financial leadership roles at General Electric Company before joining IDEX Corporation.

Mr. Herth, 44, a certified public accountant, joined the Company in April 2022 as Vice President and Corporate Controller. Prior to joining the Company, Mr. Herth served as Director, Finance – Amsted Automotive Group from March 2021 to April 2022, and as Corporate Controller – Burgess Norton Mfg. Co. from March 2017 to March 2021, for Amsted Automotive Group, a business unit of Amsted Industries Inc., a manufacturing company. Prior to that, Mr. Herth served in various finance and accounting positions at R.R. Donnelly & Sons Company and Euramax International, Inc.

There are no arrangements or understandings or material amendments to any arrangements or understandings between either of Mr. Clifford or Mr. Herth and any other person pursuant to which either Mr. Clifford or Mr. Herth was promoted to his new role. As of the date of this Current Report on Form 8-K, neither Mr. Clifford or Mr. Herth has any family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K, and none of Mr. Clifford, Mr. Herth or any of their immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 28, 2023, the Company issued a press release regarding the matters discussed herein. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated September 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AZEK Company Inc.

Date: September 28, 2023	By:	/s/ Morgan Walbridge
Morgan Walbridge
Senior Vice President, Chief Legal Officer and Secretary